Exhibit 10.13

SHELL REFERRAL AGREEMENT

This Shell Referrer Agreement ("Agreement"), dated August 15, 2009, is made by and between:

Kang Xiulan 7 Zu, Songlin Cun, Wu Gong Zhen Wu Gong Xian, Shaanxi Province	("Referrer")
and

China Children Pharmaceutical Inc., a Hong Kong Corporation Rooms 2201-03 22/F World Wide House, 19 Des Voeux Road Central, HK	(“Principal”)

WHEREAS, Principal is interested in acquiring control of or merging with said public shell.

NOW, THEREFORE, in consideration for those services Referrer provides to Principal, the parties agree as follows:

1.    INDEPENDENT CONTRACTOR:
Nothing in this agreement shall be construed to create the relationship of employer and employee, joint venture, or partnership, between parties hereto. Referrer shall be deemed at all times to be an Independent Contractor.

2.    UNIQUE SERVICES PROVIDED:
The scope of this agreement is limited and unique to the Referrer to perform for the Principal such services.

a)     To provide the Principal certain information regarding an over-the-counter bulletin board (“OTCBB”) public shell so that Principal may complete necessary ‘due diligence’ for a potential acquisition of or merger with such shell. Specifically and at minimum, the Referrer shall provide the publicly-traded ticker symbol and contact information for the current majority shareholder, and officer(s) and director(s).

3.    COMPENSATION:
Principal agrees to pay Referrer, as his fee and as consideration for services provided, 250,000 warrants with registration rights with a $3.00 exercise price with piggy-back warrants attached with a $5.00 exercise price (TWO HUNDRED FIFTY THOUSAND WARRANTS WITH REGISTRATION RIGHTS) total warrants issuable at the closing of the acquisition or merger.

Principal also agrees to deposit the total cash payment due under this agreement with their attorney in trust on or before the Principal and the OTCBB shell company enter into a definitive merger, acquisition or similar agreement with the funds to be released to the Referrer in full at the closing date specified in the merger or acquisition agreement.

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TERM:
Referrer shall begin services for the Principal on August 15, 2009. Services will continue in perpetuity unless terminated as a result of the Principal, his agents, his clients, or his nominees merging with the referred OCTBB company to the Principal by the Referrer and completing the payment of compensation as agreed.

4.    ASSIGNMENT:
Both parties shall not be entitled to assign or transfer this agreement without prior consent from the other party in writing.

5.    LIMITATIONS:
Principal will only be responsible to compensate Referrer in the event that the Principal, his agents, his clients, or his nominees, executes an agreement to merge with a specific OTCBB company referred to the Principal by the Referrer. Referrer holds no obligations to the Principal other than to have provided the unique services one (1) time.

7.     GOVERNING LAW:
This Agreement shall be governed by the interpreted in accordance with the laws of the State of Washington without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the superior courts of the Laws of Hong Kong in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non convenes, to the bringing of any such proceeding in such jurisdictions.

8.     INDIVIDUAL AGREEMENT:
This Agreement is separate and unique from any past, present, or future agreements entered between the Referrer and Principal. Both parties agree that their signatures below represent their true identity as provided in government-issued identification documents.

9. NON-DISCLOSURE and CONFIDENTIALITY:
BASIS FOR CONFIDENTIAL TREATMENT: It is recognized that such information passed in-between parties has substantial competitive value so long as it is withheld from public dissemination, and this value will be impaired or destroyed on publication or disclosure to others. Accordingly, all information exchanged under this Agreement shall be considered to be proprietary information. During the term of this Agreement, each receiving party will make all reasonable efforts to protect the information disclosed, or exchanged, relative to the subject matter specified below. In no event shall either party, without the prior written approval of the other party, (a) make such information or documents available to any third party, or (b) disclose or identify the source of any of the information disclosed in confidence.

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Signatures:
REFERRER: Kang Xiulan Signature: Name: Kang Xiulan Address: Date: August 15, 2009
PRINCIPAL: China Children Pharmaceutical, Inc. Signature: Name: Jun Xia Address: Date: August 15, 2009

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